Exhibit 10.9

February 18, 2014

Letter Agreement Re: Post-Repurchase Terms

This shall serve to confirm the agreements between Teva Pharmaceutical Industries Ltd. (“Teva”) and MediWound Ltd. (“MediWound”) with respect to the matters set forth below:

1.              On September 2, 2013, pursuant to the exercise by MediWound of the repurchase rights set forth in Sections 9.1.1 and 9.1.2 of the that certain Shareholders Rights Agreement dated August 8, 2007, as amended on December 30, 2010, by and among Teva, MediWound and the Shareholders listed on Schedule A-1 attached thereto (the “Shareholders Agreement”), (i) MediWound repurchased from Teva all of the shares of MediWound held by Teva, (ii) Teva irrevocably waived and terminated all securities, rights and obligations it had in connection with MediWound and its shareholders and option-holders, and (iii) MediWound undertook to pay certain contingent future payments to Teva based on its revenues from the sale and license of certain products; all, pursuant to and as more fully set forth in that certain Notice of Election to Exercise Repurchase Rights dated June 24, 2013, a copy of which is attached hereto as Exhibit A, and those certain two Share Transfer Deeds, Irrevocable Waiver and Termination Agreement, and two Payment Undertakings, all dated September 2, 2013, copies of which are attached hereto as Exhibits B through F, respectively (Exhibits A through F, collectively, the “Repurchase Documents”; the repurchase transaction contemplated by the Repurchase Documents - the “Repurchase”).

2.              Although Teva  no longer has rights under the Shareholders Agreement pursuant to the Repurchase, certain definitions, terms and provisions of the Shareholders Agreement remained relevant to the post-Repurchase period, and since such Shareholders Agreement is about to be amended and restated, or otherwise terminated, without Teva’s involvement or being a party to any shareholders agreement succeeding such Shareholders Agreement, in connection with MediWound’s initial public offering of its securities or otherwise, the parties hereto agree to import such definitions, terms and provisions and consolidate them into this letter agreement as set forth in Section 3 below, so as to have this letter agreement, together with its exhibits, constituting the full and entire agreement between Teva and MediWound concerning their respective rights and obligations in connection with such Repurchase.

3.              Therefore, attached hereto as Exhibit G is a copy of Section 9.1 of the Shareholders Agreement as was in effect immediately prior to the consummation of the Repurchase on September 2, 2013, the provisions of which are hereby incorporated by reference into this letter agreement to constitute an integral part hereof; accordingly, any references in any of the Repurchase Documents to the Shareholders Agreement is hereby replaced by a reference to the respective Section or term in Exhibit G attached hereto; in addition, for purposes of this letter agreement, said Exhibit G, and said Repurchase Documents, the following shall apply:

(a)         “Company” shall mean MediWound.

(b)         An individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, officer, director, or manager of such Person and any venture capital fund now or hereafter existing that is controlled by one or more general partners of or shares the same management company with such Person.

(c)          “2007 Licensed Product” shall mean MediWound’s DGD product described below, currently being developed for the debridement of deep partial and full thickness thermal burns (the “First Indication”), in any formulation, dosage and form, as well as any future developments and variations of the DGD product, for the treatment of the First Indication and all other indications. Debrase Gel dressing (“DGD”) is a pharmaceutical product prepared by mixing Debrase Powder with a hydrating gel vehicle. Debrase Powder is a lyophilized purified mixture obtained from Bromelain comprising proteolytic enzymes having an apparent average molecular weight of about 23 kDa, being essentially devoid of Bromelain inhibitors, and pharmaceutical compositions comprising same, all as described in PCT WO2006/05430.

(d)         “2010 Licensed Products” shall mean: (i) PolyHeal’s wound management product described below sold in Israel as of December 30, 2010 , for the treatment of all indications (referred to herein as “PH1”), and (ii) any other formulation, dosage and form, as well as any derivatives and future developments and variations of PH1 for the treatment of all indications. PolyHeal wound management product is a medical device comprising of a water-based liquid suspension of non biodegradable charged synthetic polystyrene 3-7 µm microspheres (0.025%) with Dulbecco’s Modified Eagle’s Media (DMEM) to initiate and promote wound healing.

(e)          “2007 License Agreement” means that certain License and Collaboration Agreement dated August 21, 2007, as amended August 21, 2007, March 30, 2008 and December 30, 2010, between Teva and MediWound, which was terminated effective December 31, 2012 pursuant to Teva’s first termination letter to MediWound dated December 10, 2012 (which letter inadvertently referenced the 2007 License Agreement as having been amended on December 22, 2010 instead of the foregoing), a copy of such termination letter is attached hereto as Exhibit H;

(f)           “2010 License Agreement” means that certain License and Collaboration Agreement dated December 30, 2010, between Teva and MediWound, which was terminated effective December 31, 2012 pursuant to Teva’s second termination letter to MediWound dated December 10, 2012 (which letter inadvertently referenced the 2010 License Agreement as having been dated November 8, 2010 and as amended on December 22, 2010, instead of the foregoing), a copy of such termination letter is attached hereto as Exhibit I.

(g)          “2007 Share Purchase Agreement” means the Share Purchase Agreement dated June 20, 2007 as amended on December 30, 2010, by and among Teva, MediWound and the investors named therein; “2010 Share Purchase Agreement” means the Amended and Restated Share Purchase Agreement dated as of December 19, 2010, by and between Teva and MediWound;

(h)         “Buyout Option Agreement” means the Buyout Option and Share Purchase Agreement dated August 8, 2007, as amended December 30, 2010, by and among Teva, MediWound, and the holders of shares and options of MediWound listed therein (“Equity Holders”); all of such agreements have terminated effective December 31, 2012 pursuant to Teva’s two termination letters of December 10, 2012 referred to above.

4.              Notwithstanding anything to the contrary, nothing herein is intended to amend, modify or supersede the terms of any of the Repurchase Documents, and in the event of any contradiction, discrepancy or conflict between the terms and conditions of this letter agreement and any Repurchase Document, the terms and conditions of the Repurchase Document shall prevail.

5.              This letter agreement is made effective as of the date hereof, independently and regardless of whether or not the Shareholders Agreement is or shall be amended, restated, superseded or otherwise terminated, in whole or in part, at any time hereafter, by MediWound and the other applicable parties thereto.

6.              The terms and conditions of this letter agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.  Nothing in this letter agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this letter agreement, except as expressly provided in this letter agreement.

7.              This letter agreement and any controversy arising out of or relating to this letter agreement shall be governed by and construed in accordance with the internal laws of the State of Israel, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Israel. The parties hereto (a) hereby irrevocably and unconditionally submit to the jurisdiction of the competent courts of Tel Aviv-Jaffa, Israel for the purpose of any suit, action or other proceeding arising out of or based upon this letter agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this letter agreement except in the competent courts of Tel Aviv-Jaffa, Israel.

8.              This letter agreement may be executed and delivered by facsimile or PDF signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.              All notices and other communications given or made pursuant to this letter agreement shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or on the next business day (being Sunday through Thursday, inclusive, with the exceptions of holidays and official days of rest in the State of Israel) following transmission by electronic mail (except where a notice is received stating that the email has not successfully reached its addressee) or facsimile (with electronic confirmation of receipt in case of a facsimile transmission), or five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or on the next business day following the business day of deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt; in each case, to the applicable party at the most recent address, email address or facsimile number set forth in the records of the party giving such notice (or at such other address, email address or facsimile number for a party as shall be specified in a notice given in accordance with this Section 9).

10.       This letter agreement may be terminated, amended or modified and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by Teva and MediWound.

11.       No delay or omission to exercise any right, power or remedy accruing to any party under this letter agreement, upon any breach or default of any other party under this letter agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this letter agreement, or any waiver on the part of any party of any provisions or conditions of this letter agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this letter agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

12.       The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

13.       This letter agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subject matters of this letter agreement and the Shareholders Agreement, and any other written or oral agreement relating to such subject matters existing between the parties are expressly terminated, including without limitation, the Shareholders Agreement.

IN WITNESS WHEREOF, this Letter Agreement re. Post-Repurchase Terms has been duly executed on the date herein above set forth:

MediWound Ltd.		Teva Pharmaceutical Industries Ltd.

By:	/s/ Gal Cohen	By:	/s/ Paul J. Sekhri
Name:	Gal Cohen		Paul J. Sekhri
Title:	President and CEO, MediWound Ltd.		Group Executive Vice President, Global Business Development and Chief Strategy Officer

		By:	/s/ Amir Steinmetz
		Name:	Amir Steinmetz
		Title:	Chief of office, Global Business Development & Strategy

[Signature Page to Letter Agreement re Post-Repurchase Terms/ February 2013]

Exhibit A

June 24, 2013

To:

Teva Pharmaceutical Industries Ltd,

New Ventures Bazel 16, Petach Tikva

Attn:  Mirella  Moshe, Vice President, Strategy & Corporate Development

Head of Alliance Management

Via Fax, email and Registered Mail

Dear Ms./Sirs,

Re: Notice of Election to Exercise Repurchase Rights

Reference is hereby made to that Shareholders’ Rights Agreement dated as of August 8, 2007, as amended as of December 30, 2010, by and among MediWound Ltd. (“Company”). Teva Pharmaceutical Industries Ltd. (“Teva”), and the Shareholders listed on Schedule A attached thereto (the “Shareholders Agreement”; capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Shareholders Agreement).

1.             In connection with the termination of the 2007 License Agreement effective as of December 31, 2012, notice is hereby given in accordance with Section 9.1.1 of the Shareholders Agreement of the Company’s election to exercise its right thereunder, repurchase all of the 2007 Deal-Related Shares, and have Teva irrevocably waive and terminate all of the 2007 Deal-Related Securities, 2007 Deal-Related Rights and 2007 Deal- Related Obligations, for the consideration set forth in Sections 9.1.1(z)(a) and 9.1.1(z)(b)(ii)(2) (i.e. the 125% alternative set forth therein).

2.             In connection with the termination of the 2010 License Agreement effective as of December 31, 2012, notice is hereby given in accordance with Section 9.1.2 of the Shareholders Agreement of the Company’s election to exercise its right thereunder, repurchase all of the 2010 Deal-Related Shares, and have Teva irrevocably waive and terminate all of the 2010 Deal-Related Securities, 2010 Deal-Related Rights and 2010 Deal- Related Obligations, for the consideration set forth in Sections 9.1.2(z)(a) and 9.1.2(z)(b)(ii)(l) (i.e. the 160% alternative set forth therein).

3.             For purpose of Section 9.1.3(iv) of the Shareholders Agreement, we propose that both Repurchase Closings shall be held remotely via the exchange of documents and signatures as soon as possible, on or before June 30, 2013, at 10am. The Repurchase Closing deliveries include the enclosed Share Transfer Deeds, Payment Undertakings and Irrevocable Waiver and Termination Agreement.

4.             In accordance with Sections 9.1.1 and 9.1.2 of the Shareholders Agreement, this notice is executed by Shareholders holding a majority of the issued and outstanding Ordinary Shares, which are not held by Teva and its Permitted Transferees (“Non-Teva Majority Shareholders”).

Sincerely,

MediWound Ltd.

By: Non-Teva Majority Shareholders

[signature page(s) follows]

Non-Teva Majority Shareholders:

/s/Gil Milner		/s/ Ruben Krupik
Clal Life Sciences LP		Arte Venture Group Ltd.

By:	Gil Milner, Moti Hacham	By:	Ruben Krupik, Ofer Gronen
(Name & Title of Signatory)		(Name & Title of Signatory)

/s/ Lior Rosenberg		/s/ Illegible
Prof Lior Rosenberg		L.R. Research & Development Ltd.
(trustee for the benefit of Prof. Lior Rosemberg)

		By:	/s/ Lior Rosenberg
(Name & Title of Signatory)

/s/ Illegible		/s/ Leeor ben Artzi
Mor Research Application Ltd		/s/Zeitune Yossi Koonras Technologies Ltd.

By:	Pini Ben Elazar, CEO	By:	Leeor ben Artzi, CEO Zeitune Yossi, CFO
(Name & Title of Signatory)		(Name & Title of Signatory)

[Signature Page to
Notice of Election to Exercise Repurchase Rights/ June       , 2013]

Exhibit B

Share Transfer Deed

Reference is hereby made to that certain Shareholders’ Right Agreement dated as of August 8, 2007, as amended, by and among MediWound Ltd. (“Company”), Teva Pharmaceutical Industries Ltd. (‘“Teva”), and the Shareholders named therein (“SRA’’). Capitalized terms used and not otherwise defined herein, shall have the respective meanings ascribed to them under the SRA.

Pursuant to the exercise of the 2007 Deal-Related Repurchase Right set forth in Section 9.1.1 of the SRA, in consideration for the consideration set forth in Sections 9.1.1(z)(a) and 9.1.1(z)(b)(ii)(2) to the SRA, the undersigned Teva Pharmaceutical Industries Ltd. (the “Transferor”), hereby transfers to the Company (the ‘Transferee”), 605,970 Ordinary Shares of the Company, nominal value NIS 0.01 each, standing in the name of said Transferor on the books of the Company, free and clear of any mortgage, deed of trust, security interest, pledge, hypothecation, assignment in the nature of a security interest, attachment, encumbrance, lien (statutory, judgment or otherwise), or other security agreement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any lease in the nature of a security interest); and

The undersigned Transferee does hereby agree to take the said shares subject to the aforesaid terms and conditions.

In witness whereof, the undersigned have executed this Share Transfer Deed effective as of September 2, 2013.

Transferor:		Transferee:

Teva Pharmaceutical Industries Ltd.		Medi Wound Ltd

By:	/s/ Mirella Moshie, Head of Alliance Management	By:	/s/Gal Cohen, CEO
(Name & Title of Signatory)		(Name & Title of Signatory)

Exhibit C

September 2, 2013

To:

Teva Pharmaceutical Industries Ltd.

Payment Undertaking

Reference is hereby made to that certain Shareholders’ Right Agreement dated as of August 8, 2007, as amended, by and among MediWound Ltd. (“Company”), Teva Pharmaceutical Industries Ltd. (“Teva”), and the Shareholders named therein (“SRA”). Capitalized terms used and not otherwise defined herein, shall have the respective meanings ascribed to them under the SRA.

Pursuant to the exercise of the 2010 Deal-Related Repurchase Right set forth in Section 9.1.2 of the SRA, in accordance with the terms set forth in Section 9.1.2(z)(b)(ii) to the SRA, the Company hereby undertakes to pay Teva an amount equal to 20% of any of the Company’s recognized revenues (according to the Company’s financial statements, which will be prepared in accordance with Israeli generally accepted accounting principles), from the sale or the license by the Company or its Affiliates of the 2010 Licensed Products, from time to time thereafter, up to an aggregate amount equal to 160% of the 2010 Consideration. The Company shall make the aforesaid payments to Teva from time to time within 45 days following the later of actual receipt by the Company of such revenues and the recognition of such revenues by the Company in its annual financial statements under applicable financial principals. In addition, the Company hereby pays Teva an additional one (1) U.S. Dollar in accordance with Section 9.1.3(iv) of the SRA.

IN WITNESS WHEREOF, the undersigned has executed and delivered this irrevocable waiver and termination as of the date first written above,

MediWound Ltd.

By:	/s/ Gal Cohen
Name:	Gal Cohen
Title:	Chief Executive Officer

Exhibit D

August       , 2013

To:

MediWound Ltd.

Irrevocable Waiver and Termination Agreement

Reference is hereby made to that certain Shareholders’ Right Agreement dated as of August 8, 2007, as amended, by and among MediWound Ltd. (“Company”). Teva Pharmaceutical Industries Ltd. (“Teva”), and the Shareholders named therein (“SRA’’). Capitalized terms used and not otherwise defined herein, shall have the respective meanings ascribed to them under the SRA.

Pursuant to the exercise of the 2007 Deal-Related Repurchase Right set forth in Section 9.1.1 of the SRA in consideration for the consideration set forth in Sections 9.1.1(z)(a) and 9.1.1(z)(b)(ii)(2) to the SRA, and pursuant to the exercise of the 2010 Deal- Related Repurchase Right set forth in Section 9.1.2 of the SRA in consideration for the consideration set forth in Sections 9.1.2(z)(a) 9.1.2(z)(b)(ii)(l) to the SRA, the undersigned hereby irrevocably waives and terminates (to the extent not already terminated in accordance with their respective terms):

(A)                              all options, warrants, notes convertible to share capital of the Company, and other rights to acquire share capital of the Company (whether from the Company and/or its shareholders and/or its option-holders) held by the undersigned,

(B)                                all other rights held by the undersigned with respect to the Company and/or its shareholders and/or its option-holders (in their capacity as such) (e.g. rights resulting from any shareholders agreement, marketing rights, rights with respect to the Company’s intellectual property), and

(C)                                all other obligations of the Company and/or its shareholders and/or its option- holders (in their capacity as such) towards the undersigned of whatever nature;

IN WITNESS WHEREOF, the undersigned has executed and delivered this irrevocable waiver and termination as of the date first written above.

Teva Pharmaceutical Industries Ltd.

By:	/s/ Mirella Moshe, Head of Alliance Management
(Name & Title of Signatory)

Exhibit E

September 2, 2013

To:

Teva Pharmaceutical Industries Ltd.

Payment Undertaking

Reference is hereby made to that certain Shareholders’ Right Agreement dated as of August 8, 2007, as amended, by and among MediWound Ltd. (“Company”), Teva Pharmaceutical Industries Ltd. (“Teva”), and the Shareholders named therein (“SRA”). Capitalized terms used and not otherwise defined herein, shall have the respective meanings ascribed to them under the SRA.

Pursuant to the exercise of the 2007 Deal-Related Repurchase Right set forth in Section 9.1.1 of the SRA, in accordance with the terms set forth in Sections 9.1.1 (z)(b)(ii) to the SRA, the Company hereby undertakes to pay Teva an amount equal to 20% of any of the Company’s recognized revenues (according to the Company’s financial statements, which will be prepared in accordance with Israeli generally accepted accounting principles), from the sale or the license by the Company or its Affiliates of the 2007 Licensed Products, from time to time thereafter, up to an aggregate amount equal to 125% of the sum of the 2007 Consideration plus the amount of development costs of the 2007 Licensed Products incurred by the Company and borne by Teva until the time of exercise of the 2007 Deal-Related Repurchase Right. The Company shall make the aforesaid payments to Teva from time to time within 45 days following the later of actual receipt by the Company of such revenues and the recognition of such revenues by the Company in its annual financial statements under applicable financial principals. In addition, the Company hereby pays Teva an additional one (1) U.S. Dollar in accordance with Section 9.1.3(iv) of the SRA.

IN WITNESS WHEREOF, the undersigned has executed and delivered this irrevocable waiver and termination as of the date first written above.

MediWound Ltd.

By:	/s/ Gal Cohen
Name:	Gal Cohen
Title:	Chief Executive Officer

Exhibit F

September 2, 2013

To:

Teva Pharmaceutical Industries Ltd.

Payment Undertaking

Reference is hereby made to that certain Shareholders’ Right Agreement dated as of August 8. 2007, as amended, by and among MediWound Ltd. (“Company”), Teva Pharmaceutical Industries Ltd. (‘‘‘Teva’’), and the Shareholders named therein (“SRA”). Capitalized terms used and not otherwise defined herein, shall have the respective meanings ascribed to them under the SRA.

Pursuant to the exercise of the 2010 Deal-Related Repurchase Right set forth in Section 9.1.2 of the SRA, in accordance with the terms set forth in Section 9.1.2(z)(b)(ii) to the SRA, the Company hereby undertakes to pay Teva an amount equal to 20% of any of the Company’s recognized revenues (according to the Company’s financial statements, which will be prepared in accordance with Israeli generally accepted accounting principles), from the sale or the license by the Company or its Affiliates of the 2010 Licensed Products, from time to time thereafter, up to an aggregate amount equal to 160% of the 2010 Consideration. The Company shall make the aforesaid payments to Teva from time to time within 45 days following the later of actual receipt by the Company of such revenues and the recognition of such revenues by the Company in its annual financial statements under applicable financial principals. In addition, the Company hereby pays Teva an additional one (1) U.S. Dollar in accordance with Section 9.1.3(iv) of the SRA.

IN WITNESS WHEREOF, the undersigned has executed and delivered this irrevocable waiver and termination as of the date first written above.

Mediwound Ltd.

By:	/s/ Gal Cohen
Name:	Gal Cohen
Title:	Chief Executive Officer

Exhibit G

Section 9.1 of the Shareholders Agreement as in effect on September 2, 2013

“9.1                 Company’s Repurchase Right.

9.1.1                       2007 Deal Related Triggering Event. Notwithstanding anything to the contrary contained in the Shareholders Agreement(1) or in any other agreement to which Teva and the Company (whether alone or together with other parties) are parties, in the event that, at any time following the date of this Agreement, there occurs a 2007 Deal-Related Triggering Event (as defined below), then, without derogating from the provisions of the 2007 License Agreement (including, inter alia, Section 25.3 thereof) and without derogating from the termination of any other agreement which may occur in accordance with its terms, the Company shall have the right (exercisable by a written notice executed by the Shareholders holding a majority of the then issued and outstanding Ordinary Shares which are not held by Teva and its Permitted Transferees (as defined in the Articles of Association of the Company)):

(x)                             to repurchase (“2007 Deal-Related Repurchase Right”) all (but not a part) of the shares of the Company then held by Teva other than shares (as adjusted for any Recapitalization Event (as defined in the Articles) occurring hereafter, including any bonus shares issued in respect thereof) which were purchased by Teva under the 2010 Share Purchase Agreement (“2007 Deal-Related Shares”), and

(y)                           to have Teva irrevocably waive and terminate:

(A)                        all options, warrants, notes convertible to share capital of the Company, and other rights to acquire share capital of the Company (whether from the Company and/or its shareholders and/or its option-holders) (“Securities”) then held by Teva other than those held under or in connection with the 2010 Share Purchase Agreement (the “2007 Deal-Related Securities”),

(B)                          all other rights then held by Teva with respect to the Company and/or its shareholders and/or its option-holders (in their capacity as such) (e.g. rights resulting from any shareholders agreement, marketing rights, rights with respect to the Company’s intellectual property) other than under or in connection with the 2010 Share Purchase Agreement, the 2010 License Agreement, the PolyHeal-Related Supply Agreement (as defined in the 2010 License Agreement) and the 2010 Licensed Products, and other than rights generally available under this Agreement or the Articles to Teva in its capacity as holder of shares of the Company (subject to applicable holdings thresholds set forth herein or therein) by virtue of the shares of the Company which shall still (i.e. non-2007 Deal Related Shares, if any) be held by Teva thereafter (e.g. information rights) (“2007 Deal-Related Rights”), and

(C)                          all other obligations of the Company and/or its shareholders and/or its option-holders (in their capacity as such) towards Teva of whatever nature other than those resulting from or in connection with the 2010 Share Purchase Agreement, the 2010 License Agreement, the PolyHeal-Related Supply Agreement and

(1)          Meaning the Shareholders Agreement, which has terminated as indicated in the letter agreement to which this Exhibit G is attached.

the 2010 Licensed Products (except for obligations which shall have already become due as of such time or which, by their nature, are to survive the termination of such obligations or agreement(s), which shall continue in full force and effect thereafter in accordance with their terms), other than obligations generally imposed under this Agreement or the Articles on the Company or any shareholder in its capacity as holder of shares of the Company (subject to applicable holdings thresholds set forth herein or therein) by virtue of the shares of the Company which shall still be held by Teva thereafter (e.g. right of first refusal on transfer of shares by any shareholder) (“2007 Deal-Related Obligations”);

whether such 2007 Deal-Related Shares, 2007 Deal-Related Securities, 2007 Deal-Related Rights or 2007 Deal-Related Obligations were purchased from the Company or from any third party, including, without limitation, any of the Company’s shareholders, provided the Company has informed Teva in writing, within 180 days (which period may be extended under the circumstances described in Subsection 10.1(c)(x) of the Buyout Option Agreement (‘Legal Prevention’), mutatis mutandis, to the extent set forth therein, which provisions are hereby incorporated by reference to constitute an integral part hereof) following the effective date of the applicable 2007 Triggering Event, of the Company’s election to repurchase such 2007 Deal-Related Shares, 2007 Deal-Related Securities, 2007 Deal-Related Rights and 2007 Deal-Related Obligations (but in all cases all of the 2007 Deal-Related Shares, 2007 Deal-Related Securities together with all of the 2007 Deal-Related Rights and 2007 Deal-Related Obligations)

(z)                             in consideration for:

(a)                                     the irrevocable waiver and termination by the Company and its shareholders and its option-holders (in their capacity as such) of all then existing obligations of Teva towards the Company and/or its shareholders and/or its option-holders (in their capacity as such) of whatever nature arising under or in connection with the agreements and other instruments setting forth the 2007 Deal-Related Shares, 2007 Deal-Related Securities, 2007 Deal-Related Rights and 2007 Deal-Related Obligations (except for obligations which shall have already become due as of such time or which, by their nature, are to survive the termination of such obligations or agreement(s), which shall continue in full force and effect thereafter in accordance with their terms), other than obligations generally imposed under this Agreement or the Articles on Teva in its capacity as holder of shares of the Company (subject to applicable holdings thresholds set forth herein or therein) by virtue of the shares of the Company (i.e. non-2007 Deal Related Shares, if any) which shall still be held by Teva thereafter (e.g. obligations of Teva to comply with a right of first refusal on transfer of shares by Teva),

PLUS

(b)                                    one of the following:

(i)                                         Payment by the Company to Teva within 60 days (which period may be extended under the circumstances described in Subsection 10.1(c)(x) of the Buyout Option Agreement (‘Legal Prevention’), mutatis mutandis, to the extent set forth therein, which provisions are hereby incorporated by reference to constitute an integral part hereof) of the notice exercising the 2007 Deal-Related Repurchase Right, of an amount equal to the aggregate amounts which shall have actually been paid by Teva to the Company and the Equity Holders (as defined in the Buyout Option Agreement) pursuant to the 2007 Share Purchase Agreement and the Buyout Option Agreement, in consideration for such 2007 Deal-Related Shares, 2007 Deal-Related Securities, 2007 Deal-Related Rights and 2007 Deal-Related Obligations (for the avoidance of doubt, the calculation of such proceeds shall not include payments in the form of royalties, sublicense fees, milestone payments or payments which are subject to the sale of the 2007 Licensed Products) (collectively: “2007 Consideration”), or

(ii)                                      Payment by the Company to Teva of an amount equal to 20% of any of the Company’s recognized revenues (according to the Company’s financial statements, which will be prepared in accordance with Israeli generally accepted accounting principles) from the sale or license by the Company or its Affiliates of the 2007 Licensed Products, from time to time thereafter, up to an aggregate amount equal to, as determined by the Company at its sole discretion in the notice exercising the 2007 Deal-Related Repurchase Right: (1) 160% of the 2007 Consideration (as determined in subsection 9.1.1(z)(b)(i) above), or (2) 125% of the sum of the 2007 Consideration plus the amount of development costs of the 2007 Licensed Products incurred by the Company and borne by Teva until such time pursuant to Section 6.4 of the 2007 License Agreement, which payment shall be made by the Company from time to time within 45 days following the later of actual receipt by the Company of such revenues and the recognition of such revenues by the Company in its annual financial statements under applicable financial principals.

For purposes hereof, a “2007 Deal-Related Triggering Event” shall mean the termination of the 2007 License Agreement in its entirety (except for the provisions thereof which are to survive such termination) in accordance with its terms.

9.1.2                       2010 Deal Related Triggering Event. Notwithstanding anything to the contrary contained in this Agreement or in any other agreement to which Teva and the Company (whether alone or together with other parties) are parties, in the event that, at any time following the date of this Agreement, there occurs a 2010 Deal-Related Triggering Event (as defined below), then, without derogating from the provisions of the 2010 License Agreement (including, inter alia, Section 25.4 thereof) and without derogating from the termination of any other agreement which may occur in accordance with its terms, the Company shall have the right (exercisable by a written notice executed by the Shareholders holding a majority of the then issued and outstanding Ordinary Shares which are not held by Teva and its Permitted Transferees (as defined in the Articles of Association of the Company)):

(x)                            to repurchase (“2010 Deal-Related Repurchase Right”) all (but not a part) of the shares of the Company then held by Teva which were purchased (as adjusted for any Recapitalization Event (as defined in the Articles) occurring hereafter, including any bonus shares issued in respect thereof) by Teva under the 2010 Share Purchase Agreement (“2010 Deal-Related Shares”), and

(y)                          to have Teva irrevocably waive and terminate

(A)              all Securities then held by Teva under or in connection with the 2010 Share Purchase Agreement (the “2010 Deal-Related Securities”),

(B)                all other rights then held by Teva with respect to the Company and/or its shareholders and/or its option-holders (in their capacity as such) (e.g. rights resulting from any shareholders agreement, marketing rights, rights with respect to the Company’s intellectual property) under or in connection with the 2010 Share Purchase Agreement, the 2010 License Agreement, the PolyHeal-Related Supply Agreement (as defined in the 2010 License Agreement) and the 2010 Licensed Products, other than rights generally available under this Agreement or the Articles to Teva in its capacity as holder of shares of the Company (subject to applicable holdings thresholds set forth herein or therein) by virtue of the shares of the Company which shall still (i.e. non-2010 Deal Related Shares, if any) be held by Teva thereafter (e.g. information rights) (“2010 Deal-Related Rights”), and

(C)                all other obligations of the Company and/or its shareholders and/or its option-holders (in their capacity as such) towards Teva of whatever nature resulting from or in connection with the 2010 Share Purchase Agreement, the 2010 License Agreement, the PolyHeal-Related Supply Agreement, and the 2010 Licensed Products (except for obligations which shall have already become due as of such time or which, by their nature, are to survive the termination of such obligations or agreement(s), which shall continue in full force and effect thereafter in accordance with their terms), other than obligations generally imposed under this Agreement or the Articles on the Company or any shareholder in its capacity as holder of shares of the Company (subject to applicable holdings thresholds set forth herein or therein) by virtue of the shares of the Company which shall still be held by Teva thereafter (e.g. right of first refusal on transfer of shares by any shareholder) (“2010 Deal-Related Obligations”);

whether such 2010 Deal-Related Shares, 2010 Deal-Related Securities, 2010 Deal-Related Rights or 2010 Deal-Related Obligations were purchased from the Company or from any third party, including, without limitation, any of the Company’s shareholders, provided the Company has informed Teva in writing, within 180 days (which period may be extended under the circumstances described in Subsection 10.1(c)(x) of the Buyout Option Agreement (‘Legal Prevention’), mutatis mutandis, to the extent set forth therein, which provisions are hereby incorporated by reference to constitute an integral part hereof) following the effective date of the applicable 2010 Triggering Event, of the Company’s election to repurchase such 2010 Deal-Related Shares, 2010 Deal-Related Securities, 2010 Deal-Related Rights and 2010 Deal-Related Obligations (but in all cases all of the 2010 Deal-Related Shares, 2010 Deal-Related Securities together with all of the 2010 Deal-Related Rights and 2010 Deal-Related Obligations)

(z)                                    in consideration for:

(a)                                     the irrevocable waiver and termination by the Company and its shareholders and its option-holders (in their capacity as such) of all then existing obligations of Teva towards the Company and/or its shareholders and/or its option-holders (in their capacity as such) of whatever nature arising under or in connection with the agreements and other instruments setting forth the 2010 Deal-Related Shares, 2010 Deal-Related Securities, 2010 Deal-

Related Rights and 2010 Deal-Related Obligations (except for obligations which shall have already become due as of such time or which, by their nature, are to survive the termination of such obligations or agreement(s), which shall continue in full force and effect thereafter in accordance with their terms), other than obligations generally imposed under this Agreement or the Articles on Teva in its capacity as holder of shares of the Company (subject to applicable holdings thresholds set forth herein or therein) by virtue of the shares of the Company (i.e. non-2010 Deal Related Shares, if any) which shall still be held by Teva thereafter (e.g. obligations of Teva to comply with a right of first refusal on transfer of shares by Teva),

PLUS

(b)                                    one of the following:

(i)                                         Payment by the Company to Teva within 60 days (which period may be extended under the circumstances described in Subsection 10.1(c)(x) of the Buyout Option Agreement (‘Legal Prevention’), mutatis mutandis, to the extent set forth therein, which provisions are hereby incorporated by reference to constitute an integral part hereof) of the notice exercising the 2010 Deal-Related Repurchase Right, of an amount equal to the aggregate amounts which shall have actually been paid by Teva to the Company pursuant to the 2010 Share Purchase Agreement, in consideration for such 2010 Deal-Related Shares, 2010 Deal-Related Securities, 2010 Deal-Related Rights and 2010 Deal-Related Obligations (for the avoidance of doubt, the calculation of such proceeds shall not include payments in the form of royalties, sublicense fees, milestone payments or payments which are subject to the sale of the 2010 Licensed Products) (collectively: “2010 Consideration”), or

(ii)                                      Payment by the Company to Teva of an amount equal to 20% of any of the Company’s recognized revenues (according to the Company’s financial statements, which will be prepared in accordance with Israeli generally accepted accounting principles) from the sale or license by the Company or its Affiliates of the 2010 Licensed Products, from time to time thereafter, up to an aggregate amount equal to, as determined by the Company at its sole discretion in the notice exercising the 2010 Deal-Related Repurchase Right: (1) 160% of the 2010 Consideration (as determined in subsection 9.1.2(z)(b)(i) above), or (2) 125% of the sum of the 2010 Consideration plus the amount of development costs of the 2010 Licensed Products incurred by the Company and borne by Teva until such time pursuant to Section 6.4 of the 2010 License Agreement, which payment shall be made by the Company from time to time within 45 days following the later of actual receipt by the Company of such revenues and the recognition of such revenues by the Company in its annual financial statements under applicable financial principals.

For purposes hereof, a “2010 Deal-Related Triggering Event” shall mean any of the following events:

(a)              Termination of the 2010 License Agreement in its entirety (except for the provisions thereof which are to survive such termination) in accordance with its terms;

(b)             Teva does not exercise the First Option (as defined in the 2010 Share Purchase Agreement) during the First Option Period (as defined therein);

(c)              Teva does not transfer to the Company any amount due under the 2010 Share Purchase Agreement or the 2010 License Agreement, and such breach is not cured within 30 days after the date due for such a transfer under such 2010 Share Purchase Agreement or the 2010 License Agreement, as the case may be;

9.1.3.                    If the Company exercises the 2007 Deal-Related Repurchase Right or the 2010 Repurchase Right (the applicable “Repurchase Right”) in accordance with Section 9.1.1(z)(b)(ii) or 9.1.2(z)(b)(ii) above, as applicable, then the following will apply:

(i)                              on or prior to the sixtieth (60th) calendar day following the last day of each calendar year during the period commencing on the time of such exercise by the Company of the applicable Repurchase Right and expiring upon the time by which the Company shall have completed the payment to Teva of an aggregate amount equal to (as applicable) (a) in the case of the 2007 Deal-Related Repurchase Right - the amount set forth in Section 9.1.1(z)(b)(ii)(1) or 9.1.1(z)(b)(ii)(2) above, as applicable, or (b) in the case of the 2010 Deal-Related Repurchase Right - the amount set forth in Section 9.1.2(ii)(a) or 9.1.2(ii)(b) above, as applicable, the Company shall deliver to Teva a certificate, executed by an officer of the Company and certified by an outside accountant to the Company (being a firm of Independent Certified Public Accountants who are members of the Israeli Institute of Certified Public Accountants and are associated with one of the “big four” independent public accountants of internationally recognized standing), setting forth the Company’s determination of the amount of recognized revenues, which were generated from the sale or license of the 2007 Licensed Products or 2010 Licensed Products, as applicable, for such preceding calendar year.

(ii)                           No Assurances. Subject to the other provisions of Sections 9.1.1(z)(b)(ii) or 9.1.2(z)(b) (ii) above, as applicable, Teva hereby acknowledges that the commercialization of any of the 2007 Licensed Products or 2010 Licensed Products, as applicable, as well as the amount of recognized revenues, if any, that may be generated at any time hereafter, are uncertain, and that (A) the Company or its Affiliates may not (i) commercialize any of the 2007 Licensed Products or 2010 Licensed Products, as applicable, and/or (ii) generate any revenues from the 2007 Licensed Products or 2010 Licensed Products, as applicable, and (B) it is therefore not assured that the Company will be required to pay the consideration set forth in Section 9.1.1(z)(b)(ii) or 9.1.2(z)(b)(ii), as applicable.

(iii)                        Without limiting the other provisions of Sections 9.1.1(z)(b)(ii) above or 9.1.2(z)(b)(ii), as applicable, the Company shall have sole discretion over all matters relating to the 2007 Licensed Products or 2010 Licensed Products, as applicable, or other technology after the exercise of its applicable Repurchase Right, including, but not limited to, any development, testing, manufacturing, regulatory, marketing and sales decisions relating to any 2007 Licensed Product or 2010 Licensed Product, as applicable, and the Company and its Affiliates shall have no obligations to Teva with respect to such decisions or the development, sales and marketing of the 2007 Licensed Products or 2010 Licensed Product, as applicable, other than with respect to the applicable payments under

Section 9.1.1(z)(b)(ii) or 9.1.2(z)(b)(ii), as applicable, if any, that may become due and payable pursuant to Section 9.1.1(z)(b)(ii) or 9.1.2(z)(b)(ii), as applicable.

(iv)                       The repurchase by the Company of (as applicable) (a) in the case of the 2007 Deal-Related Repurchase Right - the 2007 Deal-Related Shares, 2007 Deal-Related Securities, 2007 Deal-Related Rights and 2007 Deal-Related Obligations, or (b) in the case of the 2010 Deal-Related Repurchase Right - the 2010 Deal-Related Shares, 2010 Deal-Related Securities, 2010 Deal-Related Rights and 2010 Deal-Related Obligations, shall be consummated at a closing (the applicable “Repurchase Closing”, “Shares”, “Securities”, “Rights” and “Obligations”, respectively) that will take place at such time and place as shall be mutually agreed upon by the Company and Teva, but in any event within sixty (60) days following delivery of the Company notice of its exercise of the applicable Repurchase Rights (which period may be extended under the circumstances described in Subsection 10.1(c)(x) of the Buyout Option Agreement (‘Legal Prevention’), mutatis mutandis, to the extent set forth therein, which provisions are hereby incorporated by reference to constitute an integral part hereof). At such Repurchase Closing, (A) Teva will sell, assign, convey and transfer to the Company, or irrevocably waive (as applicable), the Shares, Securities, Rights and Obligations applicable to such Repurchase Closing, which Securities, Rights and Obligations, at the election of the Company, shall be terminated immediately prior to or at the said Repurchase Closing, together with any deeds, certificates and documents required by the Company in order to effect such sale, assignment, conveyance, transfer or termination, duly signed by Teva; and (B) the Company shall either (x) pay the 2007 Consideration or 2010 Consideration, as applicable, in the event it will make payment pursuant to subsection 9.1.1(z)(b)(i) or 9.1.2(z)(b)(i) above (as applicable), or (y) provide a written irrevocable undertaking in the form attached hereto as Schedule 9.1.3(A)(2) (in the case of the 2007 Deal-Related Repurchase Right) or Schedule 9.1.3(B)(3) (in the case of the 2010 Deal-Related Repurchase Right), as applicable, to comply with subsection 9.1.1(z)(b)(ii) or 9.1.2(z)(b)(ii) above (as applicable) and pay one (1) U.S. Dollar, in the event it elects to make the payments pursuant to subsection 9.1.1(z)(b)(ii) above or 9.1.2(z)(b)(ii), as applicable.

(v)                          The consummation of such applicable Repurchase Closing shall constitute an irrevocable waiver and termination by the Company and its shareholders and its option-holders (in their capacity as such) of all then existing obligations and undertakings of Teva towards the Company and/or its shareholders and its option-holders (in their capacity as such) of whatever nature arising under or in connection with the agreements and other instruments setting forth (a) in the case of the 2007 Deal-Related Repurchase Right - the 2007 Deal-Related Securities, 2007 Deal-Related Rights and 2007 Deal-Related Obligations, or (b) in the case of the 2010 Deal-Related Repurchase Right - the 2010 Deal-Related Securities, 2010 Deal-Related Rights and 2010 Deal-Related Obligations (except for obligations which shall have already become due as of such time or which, by their nature, are to survive the termination of such obligations or

(2)          Executed copy of such Schedule 9.1.3(A) is attached as Exhibit E to the letter agreement to which this Exhibit G is attached.

(3)          Executed copy of such Schedule 9.1.3(B) is attached as Exhibit F to the letter agreement to which this Exhibit G is attached.

agreement(s), which shall continue in full force and effect thereafter in accordance with their terms.)

9.1.4.                    The Company shall be entitled to assign (i) its rights and obligations pursuant to Section 9.1.1(z)(b)(ii) above and/or 9.1.2(z)(b)(ii) - (A) to any third party who (a) is a recipient of all or substantially all of the assets of the Company or (b) who (x) is a recipient of all or substantially all marketing and/or commercialization rights of the 2007 Licensed Products (in which case only the rights and obligations pursuant to Section 9.1.1(z)(b)(ii) may be assigned) and/or 2010 Licensed Products (in which case only the rights and obligations pursuant to Section 9.1.2(z)(b)(ii) may be assigned), respectively, in either the United States or Europe, and (y) has either a market capitalization in excess of $3 billion or annual revenues for the most recent fiscal year (calculated in accordance with GAAP(4) in excess of $200 million, or (B) to any trustee or escrow agent for the benefit of the Company or its shareholders; or (ii) its rights and obligations pursuant to Section 9.1.1(z)(b)(i) and/or 9.1.2(z)(b)(i) above - to any third party.

9.1.5                       Transfer Restrictions.  Teva hereby agrees that, during the term of this Agreement, and except as contemplated hereby, Teva shall not (i) Transfer (as defined below) (other than pursuant to the exercise of the 2007 Deal-Related Repurchase Right or 2010 Deal-Related Repurchase right, as applicable), or enter into any contract, option or other arrangement or understanding with respect to such Transfer or limitation on the voting rights of, any right, title and interest in and to any Ordinary Shares or Securities, unless such transferee shall take such Ordinary Shares or Securities subject to all the limitations of this Agreement and, as a condition precedent to the Transfer of such Ordinary Shares or Securities to it or them, as the case may be, shall (1) become a party or parties, as the case may be, to this Agreement by executing and delivering an Adoption Agreement in the form attached hereto as Exhibit A, mutatis mutandis, and (2) otherwise complies with Section 9.1.6 below; (ii) take any action that would have the effect of preventing or disabling Teva from performing its obligations under this Agreement, or (iii) commit or agree to take any of the foregoing actions. The Company undertakes not to register any Transfer of Ordinary Shares or Securities not permitted hereby, and any such Transfers shall be null and void. Teva agrees that any such prohibited Transfer may and should not be enjoined. If any involuntary Transfer of any of the Ordinary Shares or Securities covered hereby shall occur (including a sale by Teva’s trustee in bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Ordinary Shares or Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect.

9.1.6                       Notwithstanding any provision of this Agreement to the contrary, Teva hereby agrees not to Transfer or enter into any contract, option or other arrangement or understanding with respect to the Transfer or limitation on the voting rights of, Teva’s Ordinary Shares or Securities without complying with the Company’s Articles of Association then in effect (including without limitation the right of first refusal set forth therein).

(4)          Generally accepted accounting principles.

9.1.7                       Issuance Restrictions. The Company shall not issue to Teva or any permitted assignee thereof, or permit the transfer, sale, assignment, conveyance, pledge, grant of any security interest or gift, or any other disposition by Teva of (collectively, “Transfer”), any Securities, unless Teva or such transferee (A) is (i) a party to this Agreement, or (ii) becomes a party to this Agreement by executing an Adoption Agreement in the form attached hereto as Exhibit A, mutatis mutandis, and (B) if such an assignee is an Affiliate of Teva, Teva provides a guarantee securing such assignee’s obligation in a form reasonably satisfactory to the Company, as a condition precedent to the Transfer or issuance of such Ordinary Shares or Securities to it.”

Exhibit H

December 10, 2012

Without Prejudice

MediWound Ltd.

42 Hayarkon St

North Industrial Zone

Yavne 81227

Attention: Gal Cohen, CEO

Dear Gal,

Re: License and Collaboration Agreement

This shall serve to confirm the understandings between Teva Pharmaceutical Industries Ltd. (“Teva”) and MediWound Ltd. (“MediWound”) with respect to the matters set forth below:

1.                                       In reference to the License and Collaboration Agreement between Teva and MediWound, dated August 21, 2007, as amended on August 21, 2007 and on December 22, 2010, (the “License Agreement”; unless otherwise indicated herein, capitalized terms used but not defined herein, shall have the meaning ascribed thereto in the License Agreement), Teva hereby irrevocably (i) waives its options under Sections 4.1 and 4.2 of the License Agreement to have the Territory (as defined therein) extended to include all the countries which are part of the European Union and North America respectively (regardless of whether or not such options are currently exercisable), effective immediately, and (ii) further terminates the License Agreement in accordance with Section 25.3 thereof, effective as of December 31st, 2012, for all intents and purposes (whether under the License Agreement, MediWound’s Articles of Association, the Buyout Option Agreement, as amended, the Share Purchase Agreement, as amended, and the Share Holders Agreement, as amended, as well as any other agreements or instruments ancillary to any of the foregoing). Such respective waiver of the options and termination of the License Agreement under this Section 1 shall occur automatically, without the need to surrender any notice to MediWound or otherwise, and with an immediate effect as of the respective dates indicated above, notwithstanding anything to the contrary contained in the License Agreement.

2.                                       It is agreed that for the purposes of determining Teva’s responsibility for “any specific financial obligations that MediWound has undertaken prior to the date of the notice of termination”, as referenced in the second subsection (ii) of Section 25.3 of the License Agreement, the “date of the notice of termination” shall be the date of this letter.

3.                                       Neither Teva nor Mediwound shall issue any press release, make any public statement or advertise any information pertaining to the License Agreement and/or any of the other agreements or instruments referred to above, including in connection with the respective collaboration thereunder and termination thereof, without the prior written approval of the other, except as required by applicable law or regulations. Without derogating from the foregoing, disclosure required under applicable law or regulations shall not be subject to the written consent of the other party, however the disclosing party shall give the other sufficient advance notice, as far as practicable under law, of such required disclosure as to enable the non-disclosing party time to object to such disclosure. The provisions of this Section 3 shall automatically terminate on the first anniversary of the date hereof.

For the avoidance of doubt, the foregoing shall be without prejudice to any claim that either party may have against the other in connection with the License Agreement or any of the other agreements and instruments referred to above, and does not derogate from any right, claim or remedy either party may have under any agreement or law. Other than as expressly set forth in this letter, this letter does not change the provisions of the License Agreement.

Sincerely,

Teva Pharmaceutical Industries, Ltd.

/s/ Michael R. Hayden

Accepted and Agreed

/s/ Illegible
MediWound Ltd.

Exhibit I

December 10, 2012

Without Prejudice

MediWound Ltd.

42 Hayarkon St

North Industrial Zone

Yavne 81227

Attention: Gal Cohen, CEO

Dear Gal,

Re: License and Collaboration Agreement

This shall serve to confirm the understandings between Teva Pharmaceutical Industries Ltd. (“Teva”) and MediWound Ltd. (“MediWound”) with respect to the matters set forth below:

1.                                       In reference to the License and Collaboration Agreement between Teva and MediWound, dated November 8, 2010, as amended on December 22, 2010 (the “License Agreement”; unless otherwise indicated herein, capitalized terms used but not defined herein, shall have the meaning ascribed thereto in the License Agreement), Teva hereby irrevocably (i) waives its rights under the License Agreement in respect of the Licensed Product entitled “PH1”, without derogating from any agreement entered into between Mediwound and any of Teva’s Affiliates relating to the Licensed Product entitled PHI, effective immediately, and (ii) further terminates the License Agreement in accordance with Section 25.4 thereof, effective as of December 31st, 2012, for all intents and purposes (whether under the License Agreement, the 2010 Share Purchase Agreement, the First Amendment to Buyout Option Agreement, the Step-In Letter Agreement and the Shareholders Agreement (the latter three agreements, as defined in the 2010 Share Purchase Agreement), as well as any other agreements or instruments ancillary to any of the foregoing). Such respective waiver of the rights and termination of the License Agreement under this Section 1 shall occur automatically, without the need to surrender any notice to MediWound or otherwise, and with an immediate effect as of the respective dates indicated above, notwithstanding anything to the contrary contained in the License Agreement.

2.                                       It is agreed that for the purposes of determining Teva’s responsibility for “any specific financial obligations that MediWound has undertaken prior to the date of the notice of termination”, as referenced in the second subsection (ii) of Section 25.4 of the License Agreement, the “date of the notice of termination” shall be the date of this letter.

3.                                       Neither Teva nor Mediwound shall (and Mediwound shall use commercially reasonable efforts to utilize its rights under Section 24 of its License and Collaboration Agreement with PolyHeal Ltd. (“PolyHeal”), dated as of November 8, 2010 (“PolyHeal License Agreement”), to ensure that Polyheal shall not) issue any press release, make any public statement or advertise any information pertaining to the License Agreement and/or any of the other agreements or instruments referred to above, including in connection with the respective collaboration thereunder and termination thereof, without the prior written approval of the other, except as required by applicable law or regulations. Without derogating from the foregoing, disclosure required under applicable law or regulations shall not be subject to the written consent of the other party, however the disclosing party shall give the other sufficient advance notice, as far as practicable under law, of such required disclosure as to enable the non-disclosing party time to object to such disclosure. Mediwound shall use commercially reasonable efforts to amend the Polyheal License Agreement, to provide that the provisions of this Section 3 shall apply as between MediWound and PolyHeal in the same manner in which such provisions apply under this letter as between Teva and MediWound. In the event that the Polyheal License Agreement shall be amended in accordance with this Section 3, then, commencing as of the effective time of such amendment, Mediwound’s undertakings to use commercially reasonable efforts as specified in the first sentence of this Section 3 shall extend to the utilization of its rights under such amendment of the Polyheal License Agreement. The provisions of this Section 3 shall automatically terminate on the first anniversary of the date hereof.

For the avoidance of doubt, the foregoing shall be without prejudice to any claim that either party may have against the other in connection with the License Agreement or any of the other agreements and instruments referred to above (including without limitation, in connection with MediWound’s payment request made in its letter dated November 20, 2012), and does not derogate from any right, claim or remedy either party may have under any agreement or law. Other than as expressly set forth in this letter, this letter does not change the provisions of the License Agreement.

Sincerely,

Teva Pharmaceutical Industries, Ltd.

/s/ Michael R. Hayden

Accepted and Agreed

/s/ Illegible
MediWound Ltd.